Exhibit (19)



                   REPRESENTATION OF COUNSEL PURSUANT TO RULE
                     485(b) UNDER THE SECURITIES ACT OF 1933



                  We hereby represent that Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A of the RBB Fund, Inc. (Registration No. 33-20827) filed with the Securities and Exchange Commission under the Securities Act of 1933 and Amendment No.32 under the Investment Company Act of 1940 contains no disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933.



                                            /s/Ballard Spahr Andrews & Ingersoll
                                            Ballard Spahr Andrews & Ingersoll


December 1, 1995